Exhibit 3.15

NEW BRUNSWICK

BUSINESS CORPORATIONS ACT
FORM 1
ARTICLES OF INCORPORATION
(Section 4)

1	Name of Corporation

SERCEL CANADA LTD.

2	The place in New Brunswick where the registered office is to be situated

City of Fredericton

3	The classes and any maximum number of shares that the Corporation is authorized to issue and any maximum aggregate amount for which shares may be issued including shares without par value and/or with par value and the amount of the par value.

An unlimited number of common shares without nominal or par value

4	Restrictions if any on share transfers

The annexed Schedule “A” is incorporated in this form

5	Number (or minimum and maximum number) of directors

Minimum of 1 and maximum of 5

6	Restrictions if any on business the corporation may carry on

None

7	Other provisions if any

The annexed Schedule “B” is incorporated in this form

8	Incorporators

Date	Names	Address (include postal code)	Signature
August 25, 2000	Len Hoyt	Suite 600, Barker House	/s/ Len Hoyt
P.O. Box 610, 570 Queen Street
Fredericton, NB E3B 5A6

DEPARTMENT USE ONLY

Corporation No. 512684	Filed	FILED/DEPOSE AUG 25 2000

SCHEDULE “A”

This is Schedule “A” referred to in the foregoing articles of SERCEL CANADA LTD.

RESTRICTION ON TRANSFER

     The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital stock of the Corporation, unless

(a)	the transfer is consented to by

(i)	the holders of a majority of the voting shares of the Corporation expressed by instrument in writing signed by such holders or by resolution of the shareholders; or

(ii)	the directors of the Corporation expressed by instrument in writing signed by all the directors or by resolution of the directors passed by a majority vote; or

(b)	in the event the transfer of shares is restricted by the terms of a unanimous shareholder agreement in respect of the Corporation, the transfer is made in compliance with such agreement.

SCHEDULE “B”

This is Schedule “B” referred to in the foregoing articles of SERCEL CANADA LTD.

1. Financial Assistance

1.1	Subject to subsection 43(2) of the Business Corporations Act and without any other restriction, the Corporation and any corporation with which it is affiliated may, in addition to any other powers it may have, give financial assistance, directly or indirectly, by any means including, without limiting the generality of the foregoing, by means of a loan or guarantee,

(a)	to any shareholder, director, officer or employee of the Corporation, or of any affiliated corporation, or,

(b)	to any associate of a shareholder, director, officer or employee of the Corporation or of an affiliated corporation.

2. Meetings of Shareholders

2.1	Meetings of shareholders may be held within New Brunswick, or outside New Brunswick at any place where the Corporation or any of its affiliates has a place of business.

2.2	Notice of the time and place of a meeting of shareholders shall be sent such number of days, being not less than 5 days nor more than 50 days, before the meeting to each shareholder entitled to vote at the meeting, to each director, and to the auditor, if any.

3. Borrowing

3.1	The board of directors may, without authorization of the shareholders, from time to time, in such amounts and on such terms as they deem expedient:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligation or any money borrowed or other debt or liability of the Corporation; or

(d)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

3.2	The board of directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board in clause 3.1 above, to such extent and in such manner as the board shall determine at the time of each such delegation.

4. Pre-emptive Rights

4.1	Except as provided by by-law or a unanimous shareholder agreement, shareholders have no pre-emptive right pursuant to section 27 of the Business Corporations Act or otherwise.

5. Private Corporation Provision

5.1	The number of shareholders of the Corporation, exclusive of persons who are in its employment, is limited to fifty (50), two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder.

5.2	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.